Exhibit 99.1

NEWS RELEASE Contact: Jim Albrecht, Chief Financial Officer Phone number: (210) 293-7970 Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir1@globalscape.com

GlobalSCAPE To Announce Fourth Quarter and Fiscal Year 2012

Financial Results on Tuesday, March 12, 2013

SAN ANTONIO, Texas, March 5, 2013-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that it will report financial results for its fourth quarter and fiscal year 2012 on Tuesday, March 12, 2013 at 3:30 p.m. Central Time.

Date: Tuesday, March 12, 2013

Time: 4:30 p.m. ET/3:30 p.m. CT

Dial-in: (877) 941-8416

Conference ID: 4606251

A webcast of the conference call will be available in the Investor Relations section of GlobalSCAPE’s website at www.globalscape.com. A webcast replay will be available on the Company’s website through April 30, 2013.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT Server, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.